                                   EXHIBIT 4.6

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of January 15, 2002, is by and among Entrada Networks, Inc., a Delaware corporation, with a principal office located at 12 Morgan, Irvine, California 92618 (the "Company"), and the investor(s) listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

                                    WHEREAS:

                  A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and Section 4(2) promulgated under the 1933 Act.

                  B. The Company has authorized the issuance of up to $250,000.00 principal amount of its 10% Senior Convertible Debentures due January 15, 2004 (collectively, the "Debentures"), which shall be convertible in accordance with the terms of the Debentures into shares of the Company's common stock, par value $.001 per share (the "Common Stock") (as converted into Common Stock, the "Conversion Shares"), all in accordance with the terms of the Debentures. The Debentures will be secured by a security agreement in the form attached hereto as Exhibit D (the "Security Agreement").

                  C. The Buyers severally wish to purchase, upon the terms and conditions stated in this Agreement (i) such Debentures in the form attached hereto as Exhibit A in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers; and (ii) warrants (the "Warrants") to purchase shares of the Common Stock in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (as exercised collectively, the "Warrant Shares"), such Warrants to be in the form attached hereto as Exhibit B. The number of Warrant Shares shall equal the number of Conversion Shares.

                  D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                  NOW THEREFORE, the Company and the Buyers hereby agree as follows:

         1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

                  a. Purchase of Debentures and Warrants. Subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the respective principal amount of Debentures, together with the related Warrants, set forth opposite such Buyer's name on the Schedule of Buyers (the "Closing").

                  b. The Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., Pacific Standard time, on January 15, 2002 (or such later date as is mutually agreed to by the Company and the Buyers) subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6. The Closing shall occur on the Closing Date at the offices of the Company set forth above.

                  c. Form of Payment. On the Closing Date, (A) each Buyer shall pay the Company for the Debentures and the related Warrants to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company's written wire instructions provided to the Buyers at least two (2) days prior to the Closing Date, less any amount withheld at the Closing for expenses pursuant to Section 4(e), and (B) the Company shall deliver to each Buyer Debentures representing the principal amount of Debentures which such Buyer is then purchasing hereunder, along with warrants representing the related Warrants, in each case, duly executed on behalf of the Company and registered in the name of such Buyer.

         2. BUYER'S REPRESENTATIONS AND WARRANTIES.

         Each Buyer represents and warrants with respect to only itself that:

                  a. Investment Purpose. Such Buyer (i) is acquiring the Debentures and the Warrants, (ii) upon conversion of the Debentures owned by it, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants held by it, will acquire the Warrant Shares issuable upon exercise thereof (the Debentures, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities") for its own account for investment only and not with a present view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

                  c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                  d. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  e. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides reasonable assurance to the Company that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as may be required by the Registration Rights Agreement.

                  f. Legends. Such Buyer understands that the Debentures and Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed, and the Company shall reissue the relevant securities without such legend to the holder of the Securities upon which it is stamped, if, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k).

                  g. Authorization; Enforcement; Validity. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  h. Residency. Such Buyer is a resident of that country or state specified in its address on the Schedule of Buyers.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each of the Buyers that:

                  a. Organization, Good Standing and Qualification. The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the requisite corporate or other power and authorization to carry on its business as now being conducted.

                  b. Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under
(i) this Agreement, (ii) the Debentures, (iii) the Warrants, (iv) the Registration Rights Agreement and (v) each of the other agreements, documents, certificates or other instruments executed and delivered by or on behalf of the Company at Closing (the instruments described in (i), (ii), (iii), (iv) and (v) being collectively referred to herein as the "Transaction Documents") and to issue and sell the Securities to the Buyers in accordance with the terms hereof. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization (other than as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required.

                  c. Enforcement. The Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

                  d. Disclosure Documents; Agreements; Financial Statements; Other Information. The Company has filed with the SEC: (i) the Company's Annual Report on Form 10-K for the year ended January 31, 2001, (ii) the Company's Quarterly Reports on Form 10-Q for the three month periods ended April 30, 2001, July 31,2001 and October 31, 2001, and (iii) all Current Reports on Form 8-K required to be filed by the Company with the Commission since January 31, 2001 (collectively, the "Disclosure Documents"). The Company is not aware of any event occurring on or prior to the Closing (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each Disclosure Document, as of the date of the filing thereof with the SEC, as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations of the SEC promulgated thereunder applicable to the Disclosure Documents conformed, and as of the Closing Date will conform, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder and such Disclosure Documents did not, as of the date of such filing, and will not, as of the Closing Date, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that any information set forth in any Disclosure Document which is a forward-looking statement as defined in Rule 175(c) promulgated by the Commission under the 1933 Act shall not be deemed to contain an untrue statement of material fact as long as such forward-looking statement was made with a reasonable basis and in good faith.

         4. COVENANTS

                  a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

                  b. Financial Information. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act.

                  c. Quotation on NASDAQ. The Company shall (i) promptly following the Closing, take such action as may be necessary to include the Securities for quotation on the NASDAQ national Market and (ii) use its best efforts to maintain the listing of the Securities on such market.

                  d. Blue Sky Filings. In connection with the sale of the Securities to the Buyers, the Company will comply with, and make all filings required under, any State securities law to which the sale of the Securities hereunder is subject.

                  e. Expenses. At the Closing, the Company shall pay the actual legal and other advisory fees of the Buyers out of the proceeds received at Closing. Prior to the Closing; provided however, that the Company shall not be obligated or required to pay more than $10,000 as payment for such expenses. Prior to the closing, each Buyer will submit to the Company an estimate of its actual expenses.

         5. CONDITIONS TO BUYERS' OBLIGATIONS AT CLOSING

         The Buyers' obligations at the Closing, including without limitation their obligation to purchase the Securities, are conditioned upon the fulfillment (or waiver by the Buyers) of each of the following events as of the Closing Date:

                  a. Representations and Warranties Accurate. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of such date as if made on such date;

                  b. Compliance with Obligations. The Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

                  c. No Material Changes in Company or Principal Market. There shall have been no material adverse changes in (i)the Company's consolidated business or financial condition since the date of the Company's most recent audited financial statements contained in the Disclosure Documents or (ii) the Principal Market, as that term is defined in the Debenture, since the date of this Agreement;

         6. CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING

         The Company's obligations at the Closing are conditioned upon the fulfillment or waiver by the Company of each of the following events as of the Closing Date:

                  a. Representations and Warranties Accurate. The representations and warranties of the Buyers shall be true and correct in all material respects as of such date as if made on such date; and

                  b. Compliance with Obligations. The Buyers shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Buyers on or before the Closing.

         7. MISCELLANEOUS.

                  a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in the Central District of California and the state courts in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least fifty (50%) percent of the outstanding principal amount of the Debentures or Conversion Shares, as applicable. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Debentures then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Conversion Shares, as the case may be.

                  f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                     If to the Company:
                              Entrada Networks Inc.
                              12 Morgan
                              Irvine, CA  92618
                              Telephone: (949) 460-4313
                              Facsimile: (949) 470-1995
                              Attention: Kanwar J.S. Chadha, Ph.D.
                                         Chief Executive Officer

                     With a copy to:
                              Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP 99 Wood Avenue South
                              P.O. Box 5600
                              Woodbridge, NJ 07095
                              Telephone: 732-549-5600
                              Facsimile: 732-549-1881
                              Attention: W. Raymond Felton

                     If to the Transfer Agent:
                              Equiserve
                              150 Royall St.
                              Canton, MA 02021
                              Telephone: 781-575-2561
                              Facsimile: 781-575-2549
                              Attention: Jeff Seiders

                           If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.

                  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
         (ii) or (iii) above, respectively.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least fifty (50%) percent of the outstanding principal amount of the Debentures including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. Placement Agent. The Company acknowledges that it has not engaged a placement agent in connection with the sale of the Debentures or the Warrants. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

                  k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  l. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                            [signature page follows]

                  IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                         COMPANY:

                                         ENTRADA NETWORKS INC.

                                         By: /s/ Kanwar J. S. Chadha
                                            ----------------------------------
                                            Name: Kanwar J.S. Chadha, Ph.D.
                                            Title:  President and Chief
                                                       Executive Officer

                                         BUYERS:

                                         HandsOn Ventures, LLC.

                                         By: /s/ Par Chadha
                                            ------------------------------
                                         Name: Par Chadha
                                              ----------------------------
                                         Title: Managing Partner
                                               ---------------------------

                                         By:______________________________

                                         Name:____________________________

                                         Title:___________________________

                               SCHEDULE OF BUYERS

     Name and                 Debenture                  Warrant
      Address                   Amount                   Shares
      -------                   ------                   ------
HandsOn Ventures, LLC         $250,000                   1,923,079

                                    EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

No. ______                                                            $________

                             ENTRADA NETWORKS, INC.

              10% SENIOR CONVERTIBLE DEBENTURE DUE JANUARY 21, 2004

         THIS DEBENTURE (this "Debenture") is one of a duly authorized issue of Debentures of ENTRADA NETWORKS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), designated as its 10% Senior Convertible Debentures Due January 15, 2004, in an aggregate principal amount of Two Hundred Fifty Thousand U.S. Dollars (U.S. $250,000) (the "Debentures").

                  FOR VALUE RECEIVED, the Company promises to pay to HandsOn Ventures, LLC, the holder hereof, or its order (the "Holder"), in accordance with the provisions hereof, the principal sum of Two Hundred Fifty Thousand U.S. Dollars (U.S. $250,000) on January 15, 2004 (the "Maturity Date"), upon presentation and surrender of this Debenture to the Company, and to pay interest as hereinafter provided on the principal sum outstanding from time to time under this Debenture (the "Outstanding Principal Amount") until the principal hereof is paid or satisfied.

         This Debenture is subject to the following additional provisions:

1. Interest. The Company promises to pay interest on the Outstanding Principal Amount of this Debenture at the rate of 10% per annum which shall be cumulative, accrue from the most recent date on which interest has been paid, or, if no interest has been paid, from the date of issuance, and be due and payable on the first Business Day of each calendar month immediately following the date of issuance of this Debenture (each such date an "Interest Payment Date"). Interest shall be computed on the basis of a 365-day year. If an Interest Payment Date is not a Business Day, then the interest payment shall be due and payable on the Business Day immediately following such Interest Payment Date. Interest payments shall be payable in cash.

2. Method of Payment. Interest payments will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures. Interest payments will be payable in same day funds on or prior to the respective Interest Payment Date, or, at the option of the Company, such interest payments may be made by check mailed to the Holder at the address set forth in the register of Holders.

3. Subordination to Silicon Valley Bank. The Company's obligation to pay the principal and interest on the Debentures is subordinated only to the Company's obligation to Silicon Valley Bank pursuant to a separate Subordination Agreement dated January 24, 2002. Each Holder by his, her or its acceptance hereof covenants and agrees that all payments of the principal of and interest on the Debentures by the Company shall be subordinated to such Subordination Agreement and each Holder accepts and agrees to be bound by such provisions. The obligations of the Company under this Debenture are secured under the terms of that certain Security Agreement, of even date herewith, which specifies the terms by which the obligations of the Company to the Holders are to be secured by all of the assets, tangible and intangible, of the Company, subordinate, however, to the security interest of Silicon Valley Bank.

4. Holder's Conversion Rights. At any time or times on or after the issuance date of this Debenture, but not after the close of business on the Maturity Date, the Holder of this Debenture has the right to convert this Debenture at the Conversion Price, as that term is hereinafter defined, into fully paid, validly issued and non assessable shares of the Company's common stock, par value $.001 (the "Common Stock"), upon surrender of this Debenture to the Company, together with a fully executed notice substantially in the form set forth as Exhibit A-1 attached hereto. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. Notwithstanding anything to the contrary in this Agreement, the Buyers collectively shall be permitted to convert any Debentures or exercise any Warrants as long as such conversion or exercise would result in the Company issuing shares of its common stock not in excess of 19.99% of the number of shares of common stock outstanding on the date of this Agreement and that the Company will seek its stockholders approval of such issuance for the balance. The Company agrees to present such issue for approval of its stockholders at the next annual meeting of the Company's stockholders and to use its best efforts to obtain such approval, with such meeting to be held within twelve (12) months of the date of this Agreement.

5. Company's Conversion Rights. If: (i) for any period of thirty (30) consecutive trading days after the date hereof, the Closing Bid Price of Common Stock is equal to or greater than 300% of the Conversion Price at that time, and
(ii) the Registrable Securities are traded on a national securities exchange or the NASDAQ Small Cap or National Market System and (iii) the Conversion Shares are fully registered for resale pursuant to an effective registration statement and are not subject to any lock-up or similar provisions, then the Company shall have the right to convert this Debenture into shares of Common Stock at the Conversion Price. The Company shall give notice of such conversion within three
(3) days of the conclusion of such thirty (30) day period, at which time the conversion shall be effected. Notwithstanding anything to the contrary in this Agreement, the Buyers collectively shall be permitted to convert any Debentures or exercise any Warrants as long as such conversion or exercise would result in the Company issuing shares of its common stock not in excess of 19.99% of the number of shares of common stock outstanding on the date of this Agreement and that the Company will seek its stockholders approval of such issuance for the balance. The Company agrees to present such issue for approval of its stockholders at the next annual meeting of the Company's stockholders and to use its best efforts to obtain such approval, with such meeting to be held within twelve (12) months of the date of this Agreement.

6. Mandatory Redemption at Maturity. If this Debenture remains outstanding on the Maturity Date, the Company shall redeem the Outstanding Principal Amount of this Debenture for an amount in cash equal to 100% of the Outstanding Principal Amount of the Debenture plus accrued interest.

7. Adjustment of Conversion Price. The Conversion Price and the number of shares issuable upon exercise of this Debenture shall be subject to adjustment from time to time as follows:

                  a. In case the Company shall (i) pay a dividend on its capital stock in shares of any class or series of Common Stock or make a distribution on its capital stock in shares of any class or series of Common Stock, (ii) subdivide its outstanding shares of any class or series of Common Stock into a greater number of shares or (iii) combine its outstanding shares of any class or series of Common Stock into a smaller number of shares of any class or series of Common Stock, then, in any such event, the number of Conversion Shares issuable upon conversion of this Debenture immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 7a shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  b. No adjustment in the number of Conversion Shares issuable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Conversion Shares issuable upon the exercise of this Debenture; provided, however, that any adjustments which by reason of this Section 7b are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                  c. Whenever the number of Conversion Shares issuable upon the conversion of this Debenture is adjusted, as herein provided, the Conversion Price shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares issuable upon conversion of this Debenture immediately prior to such adjustment, and of which the denominator shall be the number of shares issuable upon conversion immediately thereafter.

8. Adjustment of Conversion Price upon Reorganization of the Company.

         a. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation or the merger of the Company with, or of the sale of all or substantially all of the properties and assets of the Company to, any third party, this Debenture shall, after such capital reorganization, reclassification, consolidation, merger or sale, entitle the Holder to receive upon conversion the cash, number of shares of stock or other securities or property of the Company, or of such third party resulting from such consolidation or surviving such merger or to which such sale shall be made or of the parent of such third party, as the case may be, which the holder of securities deliverable (at the time of such capital reorganization, reclassification, consolidation, merger or sale) upon conversion of this Debenture would have been entitled to receive upon such capital reorganization, reclassification, consolidation, merger or sale if such conversion had taken place immediately preceding such capital reorganization, reclassification, consolidation, merger or sale. In any such case, the provisions of this Debenture with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted by the Board of Directors in good faith so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or any property receivable thereafter deliverable on the conversion of the Debenture. The subdivision or combination of shares of Common Stock deliverable upon conversion of the Debenture at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 8a.

         b. Notwithstanding anything herein to the contrary, if the Company merges into, consolidates with or sells all or substantially all of the property and assets of the Company to another person and the consideration for such merger, consolidation or sale consists solely of cash, the Holder shall be entitled to receive cash on the date of such transaction on an equal basis with holders of Common Stock (or other securities underlying the Debenture) as if the Debenture had been converted immediately prior to such transaction. In such case, each Holder shall be entitled only to the payment specified in the preceding sentence, and in all other respects the Debenture shall expire, and upon receipt by the Holder of such payment, if any, such Holder shall surrender its Debentures for cancellation and the rights of such Holder shall terminate and cease and such Debenture shall expire. After receipt of the surrendered Debenture the acquiring person in any such merger, consolidation or sale of the Company shall make payment by delivering a check in such amount as is appropriate to such person or persons as it may be directed in writing by the Holder surrendering such Debenture.

         c. If the Company, at any time while this Debenture is outstanding, shall issue shares of Common Stock, preferred stock, or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents"), but excluding shares of Common Stock issued by the Company or deemed to have been issued by the Company in connection with any Stock Option Plan in effect on the date of this Debenture, entitling any Person to acquire shares of Common Stock, at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Debentures and all other convertible securities and the exercise of all outstanding options, warrants and other rights to purchase Common Stock or other securities convertible into shares of Common Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price existing immediately prior to such issuance of Additional Stock; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Debentures and all other convertible securities and the exercise of all outstanding options, warrants and other rights to purchase Common Stock or other securities convertible into shares of Common Stock) plus the number of shares of such additional stock. The Company shall notify the Holder in writing, no later than two business days following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

         d. The Company represents to the Holder that as of the date this Debenture was originally issued, the Company had outstanding ______ shares of common stock and had Common Stock Equivalents outstanding that, if converted or exchanged pursuant to their terms, would result in the issuance of ________ shares of common stock by the Company.

9. Expiration of Rights, etc. Upon the expiration of any rights, options, warrants or conversion or exchange privileges referred to in Section 8 of this Debenture, if any thereof shall not have been exercised, the Conversion Price and the number of Conversion Shares issuable upon the conversion of this Debenture shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of any class or series of Common Stock so issued were the shares of such class or series of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of such class or series of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised; provided further, that no such readjustment shall have the effect of increasing the Conversion Price by an amount, or decreasing the number of shares issuable upon conversion of this Debenture by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

10. Notice of Adjustment. Whenever the number of Conversion Shares or other stock or property issuable upon the conversion of this Debenture or the Conversion Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall, together with a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Conversion Shares or other stock or property issuable upon the conversion of this Debenture and the Conversion Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment, unless the Holder delivers a written objection to the Company within ten (10) days of its receipt of such certificate.

11. Persons Deemed Owners. The registered Holder of a Debenture may be treated as its owner for all purposes.

12. Amendments and Waivers. Subject to certain exceptions, the Debentures may be amended or supplemented and compliance with any provision of, may be waived with the written consent of the Holders of at least a majority in principal amount of the Debentures then outstanding. Without the consent of any Holder, the

Company may amend or supplement the Debentures to cure any ambiguity, defect or inconsistency; or to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Debenture of any Holder.

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debentures held by a nonconsenting Holder): (i) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Debenture; (iii) reduce the rate of or change the time for payment of interest on any Debenture; (iv) waive a Default or Event of Default in the payment of the principal of or interest on Debentures; or (v) waive a redemption payment with respect to any Debenture.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of the Debenture(and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Debentures with respect to which such consent is required or sought as of a date identified by the Company in a notice furnished to Holders in accordance with the terms of this Debenture.

13. Defaults and Remedies. An Event of Default is:

         (a) Default in payment of (i) interest on this Debenture, and such default shall continue for ten (10) Business Days after the due date thereof; or (ii) the Outstanding principal Amount of this Debenture; or (iii) a default under the loan and security agreement between the Company and the Silicon Valley Bank.

         (b) Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement, the Subordination Agreement or in any certificate or financial or other statements furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made and such condition (to the extent capable of being cured) shall continue uncured for a period of ten (10) Business Days after notice from the Holder of such condition;

         (c) The Company shall fail to perform or observe in any respect any covenant or agreement in the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants, the Subordination Agreement, the Loan and Security Agreement between the Company and Silicon Valley Bank, or this Debenture, and such failure shall continue uncured for a period of ten (10) Business Days after notice from the Holder of such failure;

         (d) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

         (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty
                  (60) days after such appointment.

         Unless an Event of Default shall have been waived in writing by holders of at least of majority of the Outstanding Principal Amount of the Debentures (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of and on notice by the holders of at least 75% of the Outstanding Principal Amount of the Debentures and in the sole discretion of at least 75% of the holders of the Outstanding Principal Amount of the Debentures, the holders of at least 75% of the Outstanding Principal Amount of the Debentures may declare the Debentures immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, this Debenture shall be redeemed at a redemption price equal to the Outstanding Principal Amount of the Debenture, plus accrued interest on this Debenture. Additionally, at the sole discretion of the debenture holders in such event the debentures can be converted as defined by Section 4. of this agreement however the Conversion Price will be adjusted to market price at the time of such conversion.

14. No Recourse Against Others. A director, officer, employee, incorporator, manager, agent or shareholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Debentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

15. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

16. Entire Agreement. This Debenture, and the agreements referred to in this Debenture, constitutes the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

17. Assignment, Etc. The Holder may, subject to compliance with the Securities Purchase Agreement and to applicable federal and state securities laws, transfer or assign this Debenture or any interest herein and may pledge, encumber or transfer any of its rights or interest in and to this Debenture or any part hereof and, without limitation, each assignee, transferee and pledgee (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest. Each such assignee, transferee and pledgee shall have all of the rights of the Holder under this Debenture. The Company agrees that, subject to compliance with the Securities Purchase Agreement, after receipt by the Company of written notice of assignment from the Holder or from the Holder's assignee, all principal, interest and other amounts which are then, and thereafter become, due under this Debenture shall be paid to such assignee, transferee or pledgee at the place of payment designated in such notice. This Debenture shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns.

18. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

19. Miscellaneous. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile with copy sent in another manner herein provided or sent by courier (which for all purposes of this Debenture shall include Federal Express, UPS or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for in the Securities Purchase Agreement or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service or if sent by facsimile upon receipt of transmittal confirmation or if sent by mail then three days after deposit in the mail. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. If more than one company is named herein, the liability of each shall be joint and several. Paragraph headings are for convenience only and shall not affect the meaning of this document.

20. Choice of Law and Venue; Waiver of Jury Trial. This Debenture shall be construed under the laws of the State of California without regard to principles of conflicts of law or choice of law. The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Debenture shall be litigated only in the United States District Court for the Central District of California or in a state court located in the State of California. The parties hereto consent to the exclusive jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of California by registered mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Debenture.

21. Rule 144. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Holder to sell the underlying stock of the Company issuable upon conversion or exercise of the Debentures and the Warrants to the public without registration, the Company agrees to use its reasonable best efforts to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         (c) furnish to any Holder, forthwith upon request, a written statement by the Company (provided true at the time) that it has complied with the applicable reporting and filing requirements of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                        Dated: January 21, 2002

                                        ENTRADA NETWORKS INC.

                                        By: /s/ Kenwar J. S. Chadha
                                           ------------------------
                                           Name:  Kanwar S.J. Chadha, Ph.D.
                                           Title: Chief Executive Officer

ATTEST

/s/ Gloria Corken
- -----------------
Name: Gloria Corken

                                   DEFINITIONS

"1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

"1934 Act" means the Securities Exchange Act of 1934, as amended.

"Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company.

"Bloomberg" means Bloomberg Financial Services, L.P. or any other similar financial reporting service as may be selected from time to time by the Company.

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

"Closing Bid Price" means the last closing bid price for the Common Stock on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

"Company" has the meaning ascribed to it in the recitals to this Agreement.

"Common Stock" has the meaning ascribed to it in Section 4.

"Conversion Price" means the average Closing Bid Price for the twenty (20) trading days immediately preceding the issuance of this Debenture, subject to the adjustment provisions of Sections 7 and 8.

"Conversion Shares" means those shares of Common Stock which have been issued upon conversion of the Convertible Debentures, pursuant to the terms of the Convertible Debentures.

"Event of Default" has the meaning ascribed to it in section 13.

"Holder" has the meaning ascribed to it in the recitals to this Agreement.

"Interest Payment Date" has the meaning ascribed to it in section 1.

"Maturity Date" has the meaning ascribed to it in the recitals to this Agreement.

"Outstanding Principal Amount" has the meaning ascribed to it in the recitals to this Agreement.

"Principal Market" means NASDAQ, or if the Common Stock is not traded on NASDAQ, then the principal securities exchange or trading market for the Common Stock.

"Registration Rights Agreement" means that certain registration rights agreement between the Company and the initial holders of the Debentures relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Debentures, exercise of the Warrants and payment of Interest Payment Shares, as such agreement may be amended from time to time as provided in such agreement.

"Rule 144" has the meaning ascribed to it in section 21.

"Securities Purchase Agreement" means that certain securities purchase agreement between the Company and the initial holders of the Debentures, as such agreement may be amended from time to time as provided in such agreement.

"Security Agreement" means the general security agreement in favor of the holder of the Debenture, providing for the creation of a security interest in all the assets of the Company, tangible and intangible, to secure the performance of the Company of its obligations under this Debenture.

"Senior Indebtedness" means (a) the principal of; (b) all interest and premium, if any, on; and (c) all fees, costs, expenses, and other amounts (including legal fees and disbursements), owed to Silicon Valley Bank pursuant to the existing secured debt agreement.

"Warrant" means the warrants to purchase shares of Common Stock issued by the Company pursuant to the Securities Purchase Agreement.

                                   EXHIBIT A-1

       (To be Executed by Registered Holder in order to Convert Debenture)

                                CONVERSION NOTICE
                                       FOR
             10.0% SENIOR CONVERTIBLE DEBENTURE DUE JANUARY 21, 2004

The undersigned, as Holder of the 10.0% Senior Convertible Debenture Due Jamnuary 21, 2004 of ENTRADA NETWORKS INC. (the "Company"), No. _, in the outstanding principal amount of $_______ (the "Debenture"), hereby elects to convert $_______ of the outstanding principal amount of the Debenture into shares of Common Stock, par value $.001 per share (the "Common Stock") of the Company, according to the conditions of the Debenture, as of the date written below. The undersigned confirms that the representations and warranties contained in Section __ of the Securities Purchase Agreement entered into in connection with the initial issuance of the Debentures are true and correct as to the undersigned as of the date hereof.

         Date of Conversion:___________________________________________________

         Principal Amount of Debentures to be converted:_______________________

         Tax ID Number (If applicable):________________________________________

Please confirm the following information:______________________________________

         Conversion Price:_____________________________________________________

         Number of shares of Common Stock to be issued:________________________

         Number of Preferred Shares to be issued:______________________________

         Please issue the Common Stock and Preferred Shares, or fractions thereof, into which the Debentures are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to: ________________________________________

                   ________________________________________

         Address: _________________________________________

         Telephone Number: ________________________________

         Facsimile Number: ________________________________

         Authorization: ___________________________________

         By: ______________________________________________

         Title: ___________________________________________

         Dated: ___________________________________________

         Account Number (if electronic book entry transfer):___________________

         Transaction Code Number (if electronic book entry transfer):__________

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

                                    EXHIBIT B

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

                          COMMON STOCK PURCHASE WARRANT
                          For the Purchase of Shares of
                 the Common Stock, Par Value $.001 Per Share, of
                              ENTRADA NETWORKS INC.
                     A Corporation of the State of Delaware
            VOID AFTER 5:30 P.M. (New York Time) on January 15, 2007

                  THIS CERTIFIES THAT, for value received, HandsOn Ventures, LLC, or its registered assigns (collectively, the "Holder"), is entitled, subject to the terms and conditions hereof and during the time period set forth herein, to purchase ____________ fully paid and nonassessable shares (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") of the Common Stock, par value $0.001 per share (the "Common Stock"), of Entrada Networks Inc. ("Entrada") at an exercise price per share equal to the conversion price as defined in the Securities Purchase Agreement, Exhibit A (the "Exercise Price"). This Warrant and the exercise hereof are subject to the following:

         1. This Warrant is, or is a replacement for, a duly authorized Warrant issued in consideration of that certain Stock Purchase Agreement dated as of January 15, 2002 between Entrada and the purchasers named therein (the "Purchase Agreement").

         2. This Warrant may be exercised commencing immediately as long as it satisfies with the shareholder approval limitation outlined in paragraphs 4 and 5 of Exhibit A. The right to exercise such Warrant shall terminate at 5:30 P.M., New York Time, on January 15, 2007.

         3. The Warrant Shares shall have all of the rights, limitations and other characteristics of the Common Stock as such stock is constituted on January 15, 2002.

         4. This Warrant may be exercised, in whole or in part, by the completion and execution of the attached Election to Exercise and the delivery of this Warrant with the executed Election to Exercise attached and payment as set forth below, in an amount equal to the Exercise Price multiplied by the number of shares being purchased, to Entrada at 12 Morgan, Irvine, California 92618. Upon such exercise, Entrada will issue a stock certificate representing the amount of shares purchased, and, if said amount is less than the full amount of shares purchasable pursuant hereto, a new Warrant for those shares purchasable hereto which are not at that time being purchased. A "Date of Exercise" means the date on which the Entrada shall have received (i) the Election to Purchase attached hereto appropriately completed and duly signed, and (ii) payment of the Exercise Price for the Warrant Shares so indicated by the holder hereof to be purchased. The Holder shall pay the Exercise Price in one of the following manners:

                  (a) Cash Exercise. The Holder may deliver immediately available funds;

                  (b) Cashless Exercise. At any time after the date the initial registration statement filed pursuant to the Registration Rights Agreement is declared effective by the Securities and Exchange Commission, when a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective, the Holder may surrender this Warrant to Entrada together with a notice of cashless exercise, in which event Entrada shall issue to the Holder the number of Warrant Shares determined as follows:

                                    X=Y (A-B)/A
                  where:

                                    X = the number of Warrant Shares to be
                                    issued to the Holder.

                                    Y = the number of Warrant Shares with
                                    respect to which this Warrant is being
                                    exercised.

                                    A = the average of the closing sale prices of the Common Stock For the five (5) trading days immediately prior to (but not including) The Date of Exercise.

                                    B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the issue date.

         5. Entrada covenants that while this Warrant and all others of the same series are exercisable, it will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares to provide for the delivery of Common Stock pursuant to the exercise of this Warrant.

         6. Entrada covenants that all shares issued upon the exercise of this Warrant shall be fully paid, non-assessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

         7. This Warrant shall not entitle either the holder hereof to any voting or other rights as a shareholder of Entrada, or to any other rights whatsoever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

         8. This Warrant may not be exercised to purchase a fraction of a share unless the total number of shares being purchased upon said exercise, including the fractional share, constitutes the total amount of shares then purchasable pursuant hereto.

         9. This Warrant is in registered form and may be exercised only by the registered holder hereof, whose name and address are registered in the books and records of Entrada. Entrada may deem and treat the registered owner of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         10. No transfer of this Warrant may be made except in accordance with the terms and conditions hereof and the provisions of any and all applicable laws or regulations. No transfer of this Warrant may be made, and Entrada shall not be required to acknowledge or honor any transfer unless this Warrant, properly endorsed, shall be forwarded to Entrada to enable it to register the transfer in its list of registered holders, and a new Warrant issued to the transferee of the holder hereof. Entrada shall not be responsible for, and the holder hereof, by its acceptance hereof, waives any claims for, delay in the registration of transfer incurred in meeting the requirements of said law.

The certificates evidencing the Warrant Shares shall not include any restrictive legends other than as provided in the Purchase Agreement.

         11. This Warrant and the Warrant Shares purchasable pursuant hereto have not, at the time of issuance of this Warrant, been registered with the Securities and Exchange Commission, the securities agency of any state, or any other governmental agency. Accordingly, no transfer of this Warrant and no transfer of any shares purchased pursuant hereto will be permitted unless, at the time of such transfer, an effective registration statement is then on file with all appropriate governmental agencies or, in the opinion of counsel of Entrada, an exemption from such registration is then applicable or the Holder is relying on Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         12. The Exercise Price and the number of shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

                  (A) In case Entrada shall (i) pay a dividend on its capital stock in shares of any class or series of Common Stock or make a distribution on its capital stock in shares of any class or series of Common Stock, (ii) subdivide its outstanding shares of any class or series of Common Stock into a greater number of shares or (iii) combine its outstanding shares of any class or series of Common Stock into a smaller number of shares of any class or series of Common Stock, then, in any such event, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities of Entrada which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 12(A) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (B) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this Section 12(B) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                  (C) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

         13. (A) In case of any capital reorganization of Entrada, or of any reclassification of the Common Stock, or in case of the consolidation or the merger of Entrada with, or of the sale of all or substantially all of the properties and assets of Entrada to, any third party, this Warrant shall, after such capital reorganization, reclassification, consolidation, merger or sale, entitle the Holder to receive upon exercise the cash, number of shares of stock or other securities or property of Entrada, or of such third party resulting from such consolidation or surviving such merger or to which such sale shall be made or of the parent of such third party, as the case may be, which the holder of securities deliverable (at the time of such capital reorganization, reclassification, consolidation, merger or sale) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization, reclassification, consolidation, merger or sale if such exercise had taken place immediately preceding such capital reorganization, reclassification, consolidation, merger or sale. In any such case, the provisions of this Warrant with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted by the Board of Directors in good faith so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or any property receivable thereafter deliverable on the exercise of the Warrant. The subdivision or combination of shares of Common Stock deliverable upon exercise of the Warrant at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 13(A).

                  (B) Notwithstanding anything herein to the contrary, if Entrada merges into, consolidates with or sells all or substantially all of the property and assets of Entrada to another Person and the consideration for such merger, consolidation or sale consists solely of cash, the Holder shall be entitled to receive cash on the date of such transaction on an equal basis with holders of Common Stock (or other securities underlying the Warrant) as if the Warrant had been exercisable and exercised immediately prior to such transaction, less the Exercise Price. In such case, each Holder shall be entitled only to the payment specified in the preceding sentence, and in all other respects the Warrant shall expire, and upon receipt by the Holder of such payment, if any, such Holder shall surrender its Warrant Certificates for cancellation and the rights of such Holder shall terminate and cease and such Warrant shall expire. After receipt of surrendered Warrant the acquiring Person in any such merger, consolidation or sale or Entrada shall make payment by delivering a check in such amount as is appropriate to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant.

                  (C) If the Company, at any time while this Warrant is outstanding, shall issue shares of Common Stock, preferred stock, or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents"), but excluding shares of Common Stock issued by the Company or deemed to have been issued by the Company in connection with any Stock Option Plan in effect on the date of this Warrant, entitling any Person to acquire shares of Common Stock, at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Warrants and all other convertible securities and the exercise of all outstanding options, warrants and other rights to purchase Common Stock or other securities convertible into shares of Common Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price existing immediately prior to such issuance of Additional Stock; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Warrants and all other convertible securities and the exercise of all outstanding options, warrants and other rights to purchase Common Stock or other securities convertible into shares of Common Stock) plus the number of shares of such additional stock. The Company shall notify the Holder in writing, no later than two business days following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

         13. Upon the expiration of any rights, options, warrants or conversion or exchange privileges referred to in Section 12 of this Warrant, if any thereof shall not have been exercised, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of any class or series of Common Stock so issued were the shares of such class or series of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and
(B) such shares of such class or series of Common Stock, if any, were issued or sold for the consideration actually received by Entrada upon such exercise plus the consideration, if any, actually received by Entrada for issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised; provided further, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of shares purchasable upon exercise of this Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

         14. Whenever the number of Warrant Shares or other stock or property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, Entrada shall promptly mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall, together with a certificate of a firm of independent public accountants selected by the Board of Directors of Entrada (who may bethe regular accountants employed by Entrada) setting forth the number of Warrant Shares or other stock or property purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment, unless the Holder delivers a written objection to the Company within ten (10) days of its receipt of such certificate.

         15. Upon receipt by Entrada of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to them (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to Entrada that the Warrant represented thereby have been acquired by a bona fide purchaser, Entrada shall execute and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of shares of Common Stock. An indemnity bond may be required that is sufficient in the judgment of Entrada to protect Entrada from any loss which it may suffer if a Warrant Certificate is replaced; provided, however, that in lieu of an indemnity bond, any responsible institutional Holder may agree to so protect Entrada. Entrada may charge for its expenses in replacing a Warrant Certificate. Upon the issuance of any new Warrant Certificate under this Section 15, Entrada may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Section 15 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of Entrada, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant equally and proportionately with any and all other Warrant Certificates duly executed and delivered in accordance herewith. The provisions of this Section 15 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

         16. Entrada shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.

         17. The Holder shall pay the Exercise Price by delivering immediately available funds.

         18. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of Entrada and its stockholders, and questions concerning the construction, validity, enforcement and interpretation of this Warrant, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Warrant shall be litigated only in the United States District Court for the Los Angeles District of California or in a state court located in the State of California. The parties hereto consent to the exclusive jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of California by registered mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Warrant.

         IN WITNESS WHEREOF, Entrada has caused this Warrant to be executed by the signature of its duly authorized officer.

                                          ENTRADA NETWORKS INC.

                                          BY: /s/ Kenwar J. S. Chadha
                                              ------------------------------
                                              Kanwar J. S. Chadha, Ph.D.
                                              Chief Executive Officer

Dated as of January 21, 2002

                              ELECTION TO EXERCISE

                  The undersigned is the registered holder of attached Warrant of Entrada Networks Inc.

                  The undersigned hereby exercises said Warrant for the purchase of shares of the Common Stock of Entrada Networks Inc. Unless the undersigned is using the cashless exercise option, certified or cashiers check in the amount of $_______________, made payable to Entrada Networks Inc. is enclosed herewith.

                  I understand and agree that the Warrant itself, this Election to Exercise, completed and executed, and a certified or cashier's check in the proper amount must be received by Entrada Networks Inc. before any shares are issued, and that any exercise is subject to all of the terms and conditions set forth in the Warrant.

                  Please mail the certificate evidencing the shares purchased hereby, and a new Warrant for any obtainable shares not purchased hereto:



                                      -----------------------------------------
                                      Registered Holder

                                   ASSIGNMENT

                  The undersigned is the registered holder of the attached Warrant of Entrada Networks Inc.

                  For value received, I hereby sell, assign and transfer so much of said Warrant as may be exercised for the purchase of shares of the Common Stock of Entrada Networks Inc. to ____________.

                  I understand and agree that the Warrant itself and this Assignment, completed and executed, must be received by Entrada Networks Inc. before any transfer shall be registered or new and replacement warrants issued. If further understand and agree that any transfer of the Warrant is subject to all of the terms and conditions set forth in said Warrant.

                  The new Warrant registered in the name of (transferee) should be sent to:



                  The new warrant registered in my name for any part of the attached Warrant not transferred hereby should be sent to:



- -------------------------



- --------------------------------------- Registered Holder

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made as of the 15th day of January, 2002 by and between Entrada Networks Inc., a Delaware corporation (the "Company"), and those persons listed on the Schedule of Buyers attached hereto (the "Buyers").

                                    RECITALS

         WHEREAS, in connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Buyers an aggregate of (i) up to $250,000 of the Company's 10.0% Senior Convertible Debentures Due January 15, 2004 (the "Convertible Debentures"), which will be convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock") (as converted, the "Conversion Shares") pursuant to the terms of the Convertible Debentures and (ii) warrants (the "Warrants") to purchase shares of Common
Stock equal to the conversion shares (as exercised collectively, the "Warrant Shares");

         WHEREAS, to induce the Buyers to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the 1933 Act and applicable state securities laws.

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. The following terms shall have the meanings assigned thereto:

         (a) The term "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

         (b) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (c) The term "Registrable Securities" means (i) the Conversion Shares issued or issuable upon conversion of the Convertible Debentures, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any shares of capital stock issued or issuable with respect to the Conversion Shares, the Convertible Debentures, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, re-capitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Convertible Debentures or exercises of Warrants.

         (d) The number of shares of "Registrable Securities then outstanding" shall be the number of shares of Common Stock outstanding which have been issued pursuant to the exercise or conversion of securities which were, and the number of shares of Common Stock which are issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

         (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 3(a)hereof.

         (f) The term "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         (g) The term "SEC" shall mean the Securities and Exchange Commission.

2.       Registration.

         (a) Company Registration. The Company shall prepare, and, as soon as practicable but in no event later than ninety (90) days after the Closing Date (as defined in the Purchase Agreement), file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). The Company shall use its best efforts to have the Registration Statement declared effective by the SEC by the date which is one hundred eighty (180) days after the Closing Date.

         (b) Piggyback Registration. If the Company at any time proposes to register the offering and sale of shares of Common Stock under the 1933 Act by registration on any form other than Form S-3, whether or not for sale for its own account, it shall each such time give prompt written notice to each Holder of its intention to do so and of each Holder's rights under this Section 2(b). Upon the written request of any such Holder (a "Requesting Holder") made as promptly as practicable and in any event within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder and the intended methods of such disposition), the Company shall use all reasonable efforts to effect the registration under the 1933 Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holder thereof to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so to be registered; provided that (i) if such registration involves an underwritten offering to the public, all holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company and (ii) if, at any time after giving notice of its intention to register any securities pursuant to this Section 2(b) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all holders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration without prejudice. No registration effected under this Section 2(b) shall relieve the Company of its obligation to effect the registration required under Section 2(a).

         (c) Priority in Piggyback Registration. If, in connection with any underwritten public offering for the account of the Company, the managing underwriter of the underwritten offering shall inform the Company by letter of its opinion that the number of Registrable Securities requested to be included in such registration would, in its opinion, materially adversely affect such offering, including the price at which such securities can be sold, and the Company has so advised the Requesting Holders in writing, then the Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of ) such offering, all securities proposed by the Company as so advised can be sold for its own account and all Registrable Securities requested to be included in such registration pursuant to this Section 2, allocated pro rata among the Company and such Requesting Holders in proportion, as nearly as practicable, to the respective amounts of Company Securities and Registrable Securities requested to be included in such registration.

         (d) Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (i) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                  (ii) Furnish to the Holders such numbers of copies of a prospectus and any amendments thereto, and such other documents and information as they or the underwriters may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (iii) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (iv) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (v) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (vi) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted.

                  (viii) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder, in each case not later than the effective date of such registration.

         (e) Furnish Information.

                  (i) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

         (f) Expenses of Company Registration.

          The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registration pursuant to Section 2(a) hereof for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions and stock transfer taxes relating to Registrable Securities.

         (g) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         (h) Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                  (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each director and officer of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the

1934 Act, or any rule or regulation promulgated under the 1933 Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2(i)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2(h)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection) 2(h)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2(h)(ii) exceed the net proceeds from the offering received by such Holder.

                  (iii) Promptly after receipt by an indemnified party under this Section 2(h)(iii) notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2(h), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, including without limitation another indemnified party.. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2(h), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 2(h).

                  (iv) If the indemnification provided for in this Section 2(h) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledgeand opportunity to correct or prevent such statement or omission.

                  (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (j) Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                  (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

3.       Miscellaneous.

         (a) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         (b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

         (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (e) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         (f) Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         (g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders. Any amendment or waiver effected in accordance with this Section 3(g) shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         (i) Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         (j) Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               ENTRADA NETWORKS INC.

                               By: /s/ Kenwar J. S. Chadha
                                   ---------------------------------
                               Kanwar J.S. Chadha, Ph.D.
                               Title:   Chief Executive Officer

                               Address:  12 Morgan, Irvine, CA 92618

                               Buyers:


                                           HandsOn Ventures, LLC
                               ------------------------------------------------

                               By:    /s/ Par Chadha___________________________

                               Title: Managing Partner_________________________

                               Address:________________________________________

                               ________________________________________________

                               ________________________________________________

                                   SCHEDULE A

                               Schedule of Buyers

HandsOn Ventures, LLC

                                    EXHIBIT D

                               SECURITY AGREEMENT

         THIS AGREEMENT (the "Agreement") made as of the 15th day of January, 2002, is by and between Entrada Networks, Inc., a Delaware corporation having a principal office located at 12 Morgan, Irvine, California 92618, (the "Company"), and HandsOn Ventures, LLC (the "Secured Party").

                              W I T N E S S E T H:

         WHEREAS, the Company has issued $250,000 principal amount of its 10% Senior Convertible Debentures due January 15, 2004 (the "Debenture") to the Secured Party; and

         WHEREAS, it is a condition precedent to making any payments under the Debenture that the Company enter into this Agreement to secure the satisfaction and discharge of all of the Company's obligations under the Debenture.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1.  The Security Interest

         The Company hereby grants to the Secured Party a continuing security interest in all of the tangible and intangible assets of the Company and in all of the tangible and intangible assets of the Subsidiaries, as that term is hereinafter defined, of the Company (the Company and the Subsidiaries are referred to herein as the "Obligor") whether now owned or hereafter acquired or arising and wherever located (collectively, the "Collateral"), including, without limitation the following property of the Obligor:

         (A) All fixtures and all tangible and intangible personal property now or hereafter owned by the Obligor, or in which the Obligor now or hereafter acquires an interest, including, without limitation, all machinery, equipment, motor vehicle furniture, furnishings, office supplies, general intangibles, contract rights, patents, trademarks, trade names, instruments, documents of title, policies and certificates of insurance, securities, bank deposits, checking accounts and cash, and all additions and accessions hereto and all replacements and substitutions therefor and parts therefor now owned or hereafter acquired by or in which now or hereafter holds or hereafter acquires an interest; all proceeds and products of all of the foregoing, wherever situated.

         (B) All inventory now owned or hereafter acquired by the Obligor or in which the Obligor now or hereafter acquires an interest and proceeds therefor, cash, and all accounts of the Obligor, including all accounts receivable, notes, drafts, acceptances, chattel paper and other forms of obligations and receivables now owned or hereafter arising from inventory sold or otherwise disposed of by and all proceeds and products of all of the foregoing.

         (C) All collateral consisting of accounts, contract rights, chattel paper and general intangibles of the Obligor, whether now existing or hereafter arising, and arising from the sale, delivery or provision of services.

         (D) All other assets and rights of every kind and nature, real or personal, tangible or intangible, which are owned by the Obligor and used the Obligor's Business.

         The security interests granted hereunder are subordinated to the security interest granted to Silicon Valley Bank by the Company as security for that certain secured debt facility provided by Silicon Valley Bank to the Company (the obligations of the Company to the Silicon Valley Bank and the security interest granted thereunder, if any, are herein referred to as the "Silicon Valley Security Interest").

         For purposes of this Agreement, the term "Subsidiaries" shall mean any entity in which the Company, directly or indirectly, owns 25% or more of the capital stock or other equity or similar interests or owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect 25% or more of the board of directors or similar governing body of such entity.

         Section 2.  Filing; Further Assurances

         The Obligor will, at its expense, execute, deliver, file and record (in such manner and form as the Secured Party may require), or permit the Secured Party to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral.

         Section 3.  Representations and Warranties of the Obligor

         (A) Excepting only the Silicon Valley Security Interest, the Obligor is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance.

         (B) No financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Agreement and the Silicon Valley Security Interest.

         (C) The Obligor shall at all times maintain the liens and security interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral hereby granted to the Secured Party, other than the Silicon Valley Security Interest. The Obligor hereby agrees to defend the same against any and all persons whatsoever. The Obligor shall safeguard and protect all Collateral for the account of the Secured Party and make no disposition thereof other than in the ordinary course of business. At the request of the Secured Party, the Obligor will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to the Secured Party Lender and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable and with respect to the Collateral.

         (D) The Obligor shall advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party's security interests therein.

         (E) The Obligor will comply with all applicable laws, rules and regulations and orders, noncompliance with which would have a material adverse effect (a) on the business, financial condition or results of operation of the Obligor or (b) on the ability of the Obligor to perform any of its obligations under the Debenture.

         (F) The Obligor shall not merge or consolidate with any other person, or sell, assign, lease or otherwise transfer its assets, except the Obligor may transfer assets in the ordinary course of business as currently conducted.

         Section 4.  Covenants of the Obligor

         The Obligor hereby covenants and agrees as follows:

         (A) That, with the exception of the Silicon Valley Security Interest, the Obligor will defend the Collateral against all claims and demands of all third parties at any time claiming any interest therein.

         (B) That the Obligor will provide the Secured Party with at least ten
(10) days prior written notice of the movement or location of Collateral.

         (C) That the Obligor will have and maintain insurance at all times with respect to the Collateral against risks of fire (including so-called extended coverage) and theft, and such other risks as the Secured Party may reasonably require in writing, containing such terms, in such form, or such periods and written by such companies as may be reasonably satisfactory to the Secured Party, such insurance to be payable to the Secured Party and the Obligor as their interests may appear.

         (D) The Obligor will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the prior written consent of the Secured Party; provided, however, that as long as no Event of Default has occurred and is continuing and subject to the terms thereof.

         (E) The Obligor will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof.

         (F) The Obligor will not use the Collateral in violation of any statute or ordinance.

         (G) The Obligor agrees to cooperate and join, at its expense, with the Secured Party in taking such steps as are necessary, in the Secured Party's judgment, to perfect or continue the perfected status of the Security Interests granted hereunder including, without limitation, the execution and delivery of any financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to the Secured Party, the obtaining of landlord's waivers required by the Secured Party, the notation of encumbrances in favor of on certificates of title, and the execution and filing of any collateral assignments and any other instruments requested by the Secured Party to perfect its security interest in any and all of the Obligor's patents, trademarks, service marks, trade names, copyrights and other general intangibles.

         (H) The Obligor agrees to reimburse the Secured Party on demand for out-of-pocket expenses incurred in connection with the Secured Party's exercise of its rights under this Agreement. The Obligor agrees to indemnify the Secured Party and hold it harmless against any costs, expenses, losses, damages and liability (including reasonable attorney's fees) incurred in connection with this Agreement, other than as a direct result of the Obligor's negligence or willful misconduct.

         Section 5.  Records Relating to Collateral

         The Obligor will keep its records concerning the Collateral at its principal office at the address first listed above, or at such other place or places of business upon notice to the Secured Party. The Obligor will hold and preserve such records and will permit representatives of the Secured Party at any time during normal business hours to examine and inspect the Collateral and to make abstracts from such records, and will furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request. The Obligor shall immediately notify the Secured Party of any change in the location of its chief executive office, of any new or additional address where its books and records concerning the Collateral are located and of any new locations of Collateral not specified hereinabove.

         Section 6.  Events of Default.

         The following events shall be "Events of Default":

         (A) An Event of Default under the Debenture;

         (B) Any representation, warranty, certification or statement made by the Obligor hereunder or under that certain Securities Purchase Agreement by and between the Obligor and the Secured Party, dated as of the date hereof (the "Securities Purchase Agreement") shall prove to have been incorrect in any material respect when made.

          Section 7.  Remedies Upon Event of Default

         Upon occurrence of any of the above Events of Default and at any time thereafter, as long as any such Event of Default shall continue, the Secured Party may exercise any and all of the rights and remedies conferred hereunder and under the Debenture, including the right to accelerate all the obligations secured hereby, and the Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law of any jurisdiction as to any Collateral therein located (whether or not such other Uniform Commercial Code applies to the affected Collateral) and shall further have, in addition to all other rights and remedies provided herein or by law, the following rights and powers:

         (A) The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person or persons, any premises where the Collateral, or any part thereof, is or may be placed and remove the same.

         (B) The Secured Party shall have the right from time to time to sell, resell and deliver all or any part of the Collateral, at public or private sale (provided that the fair market value of such Collateral may be readily determined) or otherwise, at the option of the Secured Party, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such commercially reasonable terms and conditions, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Obligor or right of redemption of the Obligor, which are hereby expressly waived.

         (C) Upon each such sale, the Secured Party may, unless prohibited by applicable statute which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Obligor, which are hereby waived and released.

         (D) The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to the reasonable attorneys' fees and legal expenses incurred by the Secured Party, and then to satisfaction of the obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Obligor any surplus proceeds. If, upon the sale, lease or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Obligor will be liable for the deficiency, together with interest thereon, and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Obligor waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

         (E) At any time after such Event of Default, the Secured Party shall have the right to send notice of the assignment granted herein and the security interest created hereunder to any account debtors of the Obligor or any other persons obligated on, holding or otherwise concerned with, any of the receivables, may demand that monies due or to become due be paid to the Secured Party, and thereafter, the Secured Party shall have the sole right to collect the receivables and all books and records relating thereto.

         Section 8. Costs and Expenses.

         Any and all out-of-pocket fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by the Secured Party, and all other documents relating hereto and the consummation of this transaction, the filing or recording of financing statements and other documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, insurance premiums, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or the enforcing, foreclosing, retaking, holding, storing, processing, selling or otherwise realizing upon the Collateral and the Secured Party's security interests therein, whether through judicial proceedings, where the Secured Party prevails or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the transaction to which this Agreement relates, shall be borne and paid by the Obligor on demand by the Secured Party and until so paid shall be added to the principal amount of the outstanding obligations and shall bear interest at the default rate of interest, as specified in the Debenture.

         Section 9. Term of Agreement

         This Agreement shall become effective only upon receipt by the parties hereto of (a) the consent to this Agreement from Silicon Valley Bank ("SVB") and
(b) the execution and delivery by the parties hereto and SVB of a subordination agreement satisfactory to SVB. The Agreement shall terminate when all obligations under the Debenture have been satisfied in full. Upon such termination, the Secured Party, at the request of the Obligor, will join in executing any termination statement with respect to any financing statement executed in connection with securing the Collateral hereunder.

         Section 10. Notices

         Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile with copy sent in another manner herein provided or sent by courier (which for all purposes of this Debenture shall include Federal Express, UPS or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at the address first set forth above or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service or if sent by facsimile upon receipt of transmittal confirmation or if sent by mail then three days after deposit in the mail.

         Section 11. Changes in Writing

         Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         Section 12. California Law; Jurisdiction; Meaning of Terms

         This Agreement shall be construed in accordance with and governed by the laws of the State of California. The parties agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the United States District Court for the Central District of California or in a state court located in Los Angeles California. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the California Uniform Commercial Code have the meanings therein stated.

         Section 13. Severability

         If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction.

         Section 14. Headings

         The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto all as of the day and year first above written.

                                           Entrada Networks, Inc.

                                           By: /s/ Kenwar J. S. Chadha
                                              -------------------------------
                                              Kanwar J. S. Chadha, Ph.D., CEO

                                           HandsOn Ventures, LLC

                                           By: /s/ Par Chadha
                                               ------------------------------

                                               Par Chadha, Managing Partner